8-K Filing

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report		(Date of earliest event reported)
	 October 4, 2001		    (September 11, 2001)

MICRO LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

		Nevada			000-28787		05-049-4587
(State or other 	    (Commission    (I.R.S. Employer
jurisdiction of 	    File Number)   Identification No.)
incorporation or
organization)

29 Lakeside Drive
Johnston, Rhode Island 					02919
	(Address of principal executive offices)	(Zip Code)

	Registrant's telephone number, including area code:
(401) 949-3562




MICRO LABORATORIES, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
OCTOBER 4, 2001

ITEMS IN FORM 8-K

Facing page									Page

Item 5		Other Events and Regulation FD Disclosure  3

Signatures

2


Item 5.	Other Events and Regulation FD Disclosure.

	On September 11, 2001, Micro Laboratories, Inc. ("MLI"), issued shares to Robert Thistle, President, to complete the acquisition of a traditional license agreement for six (6) of his products under his U.S./International patent. I.R.S.
Section 351 was relied upon so he would have an unrecognized tax event. Under that Code provision, Mr. Thistle ended up owning eighty percent (80%) of the outstanding shares of the company immediately at the conclusion of the transaction (recognizing that he already owned substantial shares before the transaction).

	The Company was formed and developed in order to market these and similar products. Therefore, the license is viewed as "housekeeping" because it effectively completed a transaction that the company had informally embarked upon previously. The license provides a seven percent (7%) royalty at retail to Mr. Thistle, subject to a one million dollar ($1,000,000.00) discount to the Company on royalties. The term is seventeen
(17) years renewable and the Territory is the U.S.A. and a non-compete provision binds Mr. Thistle in the U.S.A. (A copy of the license agreement is available on request).

	The products licensed to MLI are six (6) variations of the vitamin/breath spray in various confections. A marketing plan is being formalized for a major promotion at Christmas, 2001, and follow-up expansion during 2002. An S.E.C. Form S-8 has been filed contemporaneously to pay personnel for these efforts, in large part, with company common stock. MLI intends to present its new products to the public in first class fashion.

SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

Dated:	October 4, 2001	MICRO LABORATORIES, INC.

						By: /s/ Declan J. O'Donnell, Esq.
						    --------------------------
							Declan J. O'Donnell, Esq.,
							Counsel To The Company

3